Exhibit 5.1

300 North LaSalle
Chicago, Illinois 60654
United States	Facsimile:
+1 312 862 2000	+1 312 862 2200
www.kirkland.com

November 3, 2020

The Boeing Company

100 North Riverside Plaza

Chicago, Illinois 60606-1596

Re:	Registration Statement on Form S-3

We are issuing this opinion in our capacity as special counsel to The Boeing Company (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about November 3, 2020 (the “Registration Statement”) of shares of common stock, par value $5.00 per share, of the Company (the “Common Stock”) that may be voluntarily contributed by the Company from time to time to The Boeing Company Employee Savings Plans Master Trust pursuant to the Registration Statement and the prospectus contained in the Registration Statement (the “Prospectus”).

For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Common Stock and (iii) the Registration Statement and the exhibits thereto.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Beijing	Boston	Dallas	Hong Kong	Houston	London	Los Angeles	Munich	New York	Palo Alto	Paris	San Francisco	Shanghai	Washington, D.C.

November 3, 2020

Subject to the assumptions, qualifications and limitations identified in this letter, we advise you that in our opinion the shares of Common Stock registered under the Registration Statement (the “Registered Common Stock”) will be validly issued, fully paid and nonassessable when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken to authorize the issuance and contribution of such Registered Common Stock, (iii) if necessary, a Prospectus Supplement or Prospectus Supplements with respect to the shares of Registered Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (v) appropriate certificates representing the shares of Registered Common Stock are duly executed, countersigned by the Company’s transfer agent/registrar, registered and delivered in accordance with any applicable agreement.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York and the General Corporation Law of the State of Delaware (under which the Company is incorporated).

For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and contribution of Common Stock, and (ii) at the time of the issuance, contribution and delivery of the Registered Common Stock (x) the authorization of such Common Stock by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Common Stock and (y) the issuance, contribution and delivery of such Common Stock, the terms of such Common Stock and compliance by the Company with the terms of the Common Stock will not violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Common Stock.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

November 3, 2020

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Opinion” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP